                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   VERIO INC.
            (Originally incorporated under: WORLD-NET ACCESS, INC.)

         Verio Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         1. That the name of the Corporation is Verio Inc. The Corporation was originally incorporated under the same name; and the original Certificate of Incorporation and the Restated Certificate of Incorporation of the Corporation were filed with the Secretary of State of the State of Delaware on the 1st day of March, 1996, and the 19th day of November, 1997, respectively.

         2. That at a meeting of the Board of Directors of Verio Inc. duly held on February 18, 1998, resolutions were duly adopted setting forth the proposed amendment and restatement of the Restated Certificate of Incorporation of the Corporation and declaring said amendment and restatement to be advisable. The resolution setting forth the proposed amendment and restatement is as follows:

                  RESOLVED, that the Restated Certificate of Incorporation of the Corporation be, and it hereby is, amended and restated in its entirety to read as set forth in the attached Second Restated Certificate of Incorporation.

         3. That thereafter, the Directors and the stockholders of the Corporation took action by executing a written consent in lieu of a meeting in accordance with Section 108(c) and Section 228(a), respectively, of the General Corporation Law of the State of Delaware.

         4. That said amendment and restatement was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. This Second Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused this Second Restated Certificate of Incorporation to be signed by its duly authorized officer, this 26th day of May, 1998.

                                   VERIO INC.

                                   By: /s/ Justin L. Jaschke
                                      ---------------------------------------
                                      Justin L. Jaschke
                                      Chief Executive Officer

                  SECOND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   VERIO INC.

                                   ARTICLE ONE

         The name of the Corporation is Verio Inc.

                                   ARTICLE TWO

         The address of the registered office of the Corporation in the State of Delaware is:

                           Corporation Service Company
                           1013 Service Road
                           Wilmington, Delaware 19805
                           County of New Castle

         The name of the Corporation's registered agent at such address is the Corporation Service Company.

                                  ARTICLE THREE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

                                1. CAPITAL STOCK

         The total number of shares of all classes of stock that the Corporation is authorized to issue is one hundred thirty-seven million five hundred thousand (137,500,000) shares, consisting of one hundred twenty-five million (125,000,000) shares of Common Stock, par value ($.001) per share, and twelve million five hundred thousand (12,500,000) shares of Preferred Stock, par value ($.001) per share.

         Any of the shares of Preferred Stock may be issued from time to time in one or more series. Subject to the limitations and restrictions set forth in this Article Four, the Board of Directors or a Committee of the Board of Directors, to the extent permitted by law and the bylaws of the Corporation or a resolution of the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as otherwise expressly provided herein, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by Committee of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

         Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

                              2. BOARD OF DIRECTORS

         (a)  Number, Qualifications and Term of Office.

                  (i) Except as otherwise provided herein or the General Corporation Law of the State of Delaware, the business and affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of one or more members.

                  (ii) Directors need not be stockholders of the Corporation.

                  (iii) The number of directors shall be fixed from time to time, within the limits specified in the Bylaws, by a Bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the board of directors.

                  (iv) The directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as the then total number of directors permits, serving staggered terms so that the initial terms of each such class will expire, respectively, at the first, second and third succeeding annual meetings of the stockholders held following the initial public offering of the Corporation's Common Stock. At each such succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms are expiring at such meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders following such election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the Bylaws applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 2 unless expressly provided by such terms.

                  (v) Any amendment, change or repeal of this Section 2, or any other amendment to this Certificate of Incorporation that will have the effect of permitting circumvention of or modifying this Section 2, shall require the favorable vote, at a stockholders' meeting, of the holders of at least eighty percent (80%) of the then-outstanding shares of stock of the Corporation entitled to vote.

                  (vi) Except as provided in paragraph (b) below, the directors shall be elected by a plurality vote of the shares represented in person or by proxy at the stockholders annual meeting in each year and entitled to vote on the election of directors. Elected directors shall hold office until the next annual meeting for the years in which their terms expire and until their successors shall be duly elected and qualified. If, for any cause, the board of directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in this Certificate of Incorporation or the Bylaws.

         (b) Vacancies. Except as otherwise provided by the Certificate of Incorporation or any amendments thereto, vacancies and newly created directorships resulting from any increase in the number of authorized directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant, and until his successor shall have been duly elected and qualified. A vacancy in the board of directors shall be deemed to exist under this paragraph (b) in the case of the death, removal or resignation of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected to elect the number of directors then constituting the whole board.

         (c) Resignation. Any director may resign by delivering his written resignation to the Corporation at its principal office, addressed to the president or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

                                  ARTICLE FIVE

         The Corporation is to have perpetual existence.

                                   ARTICLE SIX

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

                                  ARTICLE SEVEN

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE EIGHT

         The Corporation shall indemnify, to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, as amended from time to time, all officers and directors of the Corporation whom it may indemnify pursuant thereto. The personal liability of a director of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director shall be limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as it now exists or may hereafter be amended. The Corporation may indemnify, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, any or all employees or agents of the Corporation whom it may indemnify pursuant thereto. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of an officer or director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE NINE

         The Corporation expressly elects to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE TEN

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation, provided, that any amendment, alteration, change or repeal of any provision of this Certificate of Incorporation that will have the effect of permitting circumvention of or modifying Article Four, Section 2 and Article Eleven, shall require the favorable vote, at a stockholders' meeting, of the holders of at least 80% of the then-outstanding shares of stock of the Corporation entitled to vote.

                                 ARTICLE ELEVEN

         Notwithstanding anything in this Certificate of Incorporation to the contrary, any action required or permitted to be taken by a vote of the stockholders of the Corporation may not be taken by written consent.

         IN WITNESS WHEREOF, Verio Inc. has caused this Restated Certificate of Incorporation to be signed by Justin L. Jaschke, its Chief Executive Officer, this 26th day of May, 1998.

                                       By: /s/ Justin L. Jaschke
                                          -----------------------------------
                                          Justin L. Jaschke
                                          Chief Executive Officer

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   VERIO INC.

         VERIO INC, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of VERIO INC. (the "Corporation"), duly held on February 17, 2000, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this Corporation be, and it hereby is, amended by deleting the first paragraph of Article Four thereof and replacing it with the following:

                                  "ARTICLE FOUR

                                1. CAPITAL STOCK

         The total number of shares of all classes of stock that the Corporation is authorized to issue is seven hundred seventy million (770,000,000) shares, consisting of seven hundred fifty million (750,000,000) shares of Common Stock, par value $.001 per share, and twenty million (20,000,000) shares of Preferred Stock, par value $.001 per share."

         SECOND: That thereafter, the 2000 Annual Meeting of Stockholders of said Corporation was duly called and held, upon notice in accordance with Sections 211 and 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute was voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set my hand this 28th day of April, 2000.

                                   VERIO INC.

                                   By: /s/ Justin L. Jaschke
                                      ----------------------------------------
                                      Justin L. Jaschke
                                      Chief Executive Officer